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                                                                   EXHIBIT 23.6

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 11, 1994, on our audits of the consolidated financial statements of Medisys, Inc. and Subsidiaries as of December 31, 1993 and for each of the years in the two-year period then ended which report is included in Coram Healthcare Corporation's Annual Report on Form 10-K for its fiscal year ended December 31, 1994 and in its Proxy Statement filed with the Commission on May 15, 1995. We also consent to the reference to our Firm under the caption "Experts".




                                              /s/ COOPERS & LYBRAND L.L.P.
                                                  COOPERS & LYBRAND L.L.P.

Minneapolis, Minnesota
May 26, 1995